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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                  SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[ ]  Definitive Proxy Statement
|X|  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                           THE A CONSULTING TEAM, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

|X|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)   Title of each class of securities to which transaction applies:

           The A Consulting Team, Inc. Common Stock, par value $0.01 per share ("Common Stock")

     (2)   Aggregate number of securities to which transaction applies:

           8,562,796 shares of Common Stock.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The per share market value of the Common Stock was calculated in accordance with Exchange Act Rule 0-11(a)(4) as the average of the high and low price of the Common Stock on the NASDAQ-SCM on February 8, 2005, which was $8.18.

     (4) Proposed maximum aggregate value of transaction: The filing fee is based on a proposed maximum aggregate value of the transaction of $70,043,671.28. This value was calculated using the value of the 7,312,796 shares of The A Consulting Team's Common Stock to be transferred to Vanguard Info-Solutions Corporation, and the issuance of a maximum of 1,250,000 shares of The A Consulting Team's Common Stock to Oak Finance Investments Limited. The total number of shares on which we have based the filing fee is therefore 8,562,796 shares of The A Consulting Team, Inc. Common Stock. The proposed maximum aggregate value of the transaction was calculated by multiplying the maximum number of shares being transferred (8,562,796) by the per unit price of the Common Stock calculated under Rule 0-11(a)(4), $8.18.

     (5)   Total fee paid: $8,245

 |X| Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)   Amount Previously Paid:

     (2)   Form, Schedule or Registration Statement No.:

     (3)   Filing party:

     (4)   Date Filed:

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                       [THE A CONSULTING TEAM, INC. LOGO]



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                         DEFINITIVE ADDITIONAL MATERIALS
Dear Shareholder:

      Enclosed are definitive additional materials to the Company's Definitive Proxy Statement filed with the SEC on June 27, 2005. Stockholders of the Company are urged to read the Company's Definitive Proxy Statement filed with the SEC on June 27, 2005, which contains important information regarding the Company's 2005 Annual Meeting.



                               Sincerely,

                               /s/ Shmuel BenTov

                               Shmuel BenTov
                               Chairman, Chief Executive Officer and President





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The following text amends the statements made under the heading "Nasdaq
Reapplication for Initial Quotation" in the Company's Definitive Proxy Statement filed with the SEC on June 27, 2005. Stockholders of the Company are urged to read the Company's Definitive Proxy Statement filed with the SEC on June 27, 2005, which contains important information regarding the Company's 2005 Annual Meeting. Stockholders of the Company and other interested parties may obtain, free of charge, copies of the Proxy Statement, and any other documents filed by the Company with the SEC, at the SEC's Internet website at www.sec.gov. The Proxy Statement and these other documents may also be obtained free of charge by contacting The A Consulting Team, Investor Relations at (732) 499-8228.

NASDAQ REAPPLICATION FOR INITIAL QUOTATION

The Nasdaq SmallCap Market rules require us to reapply for initial quotation of our Common Stock in connection with the proposed Share Exchange and the Share Issuance, since these transactions would result in a change of control and potentially allow Vanguard, a non-Nasdaq entity, to obtain a Nasdaq quotation. We submitted a reapplication in anticipation of the Share Exchange and the Share Issuance under the symbol "VISX." If the Share Exchange and the Share Issuance is not consummated, we will withdraw this reapplication and our Common Stock will continue to be quoted under the symbol "TACX".

Nasdaq approved the reapplication on April 20, 2005. However, Nasdaq retained the right to continue reviewing the proposed transactions and the reapplication prior to consummation of the proposed transactions.

Nasdaq has recently informed us that Nasdaq has additional inquiries related to the proposed transaction and the reapplication. Nasdaq indicated that its continued approval was now contingent upon Nasdaq's receipt of satisfactory responses to such inquiries prior to consummation of the proposed transactions. Vanguard and the Company continue to respond to such inquiries. There can be no assurance that Nasdaq will be satisfied with the responses to Nasdaq's most recent inquiries.

We hope to receive approval from The Nasdaq SmallCap Market for the reapplication prior to the consummation of the Share Exchange and the Share Issuance, but there are no assurances that we will receive such approval prior to the consummation of such transactions. If we consummated the proposed transactions without such approval our Common Stock may be removed from quotation on The Nasdaq SmallCap Market.

If our Common Stock were removed from quotation on The Nasdaq SmallCap Market, any trading in our Common Stock would thereafter be conducted in the over-the-counter market on the OTC Electronic Bulletin Board or in the "pink sheets." Accordingly, the liquidity of our Common Stock could be reduced and the coverage of our company by security analysts and media could be reduced, which could result in lower prices for our Common Stock than might otherwise prevail and could also result in spreads between the bid and asked prices for our Common Stock. Additionally, certain investors will not purchase securities that are not quoted on The Nasdaq SmallCap Market, which could materially impair our ability to raise funds through the issuance of our Common Stock or other securities convertible into our Common Stock.


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In addition, if the Company's Common Stock is removed from quotation on Nasdaq and the trading price of its Common Stock is less than $5.00 per share, trading in its Common Stock would also be subject to the requirements of Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. Under that Rule, broker and dealers who recommend such low priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the SEC, any equity security not traded on an exchange or quoted on Nasdaq or the OTC Bulletin Board that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the Company's Common Stock. There can be no assurance that the Company's Common Stock will not be removed from quotation on Nasdaq or treated as penny stock.












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